Exhibit 10.38

ULTRA PETROLEUM CORP.

DIRECTORS DEFERRED COMPENSATION PLAN

1.Establishment. Ultra Petroleum Corp., a Yukon, Canada corporation (the “Company”), hereby adopts and establishes an unfunded deferred compensation plan for non-employee directors of the Company, which shall be known as the Ultra Petroleum Nonqualified Deferred Compensation Plan (the “DCP”). The DCP is a sub-plan under the Ultra Petroleum 2017 Stock Incentive Plan (the “Plan”).

2.Purpose. The purpose of the DCP is to provide each non-employee director of the Company the ability to defer receipt of shares of Stock issued in respect of equity-based awards received by such non-employee director for her or his service to the Company until a future date chosen by such non-employee director.

3.Incorporation By Reference; Plan Document Receipt.  This DCP is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply hereunder), all of which terms and provisions are made a part of and incorporated into this DCP as if they were each expressly set forth herein.  Except as provided otherwise herein, any capitalized term not defined in this DCP shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this DCP and the terms of the Plan, the terms of the Plan shall control.

4.Definitions.

“Acceleration Events” is defined in Section 11.1 hereof.

“Account” means a hypothetical bookkeeping account established in the name of each Participant and maintained by the Company to reflect the Participant’s interests under the DCP.

“Beneficiary” means any person or entity, designated in accordance with Section 13.6, entitled to receive benefits which are payable upon or after a Participant’s death pursuant to the terms of the DCP.

“Deferral Election” means an election by an Eligible Director to defer Equity Compensation. A Participant shall make a new Deferral Election with respect to each Plan Year.

“Distribution Date” means a date specified by a Participant in his or her Election Notice for the payment of all or a portion of such Participant’s Account.

“Effective Date” means the date on which the DCP is approved by the Company’s Board of Directors

“Election Notice” means the notice or notices provided from time to time by the Committee for making Deferral Elections under the DCP. The Election Notice includes the amount or percentage of Equity Awards; the Distribution Date(s); and the form of payment.  Each Election Notice shall be substantially in the form of the notice attached hereto and incorporated herein as Exhibit “A” but with such modifications as are reasonable and appropriate based on applicable facts and circumstances established by the Committee.  Each Election Notice shall become irrevocable as of the last day of the Election Period.

“Election Period” means the period established by the Committee with respect to each Plan Year during which Deferral Elections for such Plan Year must be made in accordance with the requirements of Section 409A of the Code, as follows:

(a)General Rule. Except as provided in (b) below, the Election Period shall end no later than the last day of the Plan Year immediately preceding the Plan Year to which the Deferral Election relates.

(b)Newly Eligible Directors. The Election Period for newly Eligible Directors shall end no later than thirty (30) days after the non-employee director first becomes eligible to participate in the DCP and shall apply only with respect to compensation earned after the date of the Deferral Election.

“Eligible Director” means each non-employee director of the Company.

“Equity Compensation” means any equity-based incentive compensation awards received by a Participant for his or her service as a Director pursuant to the Plan or any successor thereto.

“Participant” means an Eligible Director who elects to participate in the DCP by filing an Election Notice in accordance with Section 6.1 and any former Eligible Director who continues to be entitled to a benefit under the DCP.

“DCP” means this Ultra Petroleum Nonqualified Deferred Compensation Plan, as amended from time to time.

“Plan Year” means the calendar year.

“Separation from Service” has the meaning set forth in Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h).

“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent; (b) a loss of the Participant’s property due to casualty; or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

5.Eligibility; Participation. Any Eligible Director may participate in the DCP commencing as of the date on which he or she becomes an Eligible Director.  An Eligible

Director may become a Participant in the DCP by making a Deferral Election in accordance with Section 6.

6.Election Procedures.

6.1Deferral Election. An Eligible Director may elect to defer Equity Compensation by completing an Election Notice and filing it with the Committee during the Election Period. The Election Notice must specify:

(a)The number of shares of Stock or percentage of Equity Compensation to be deferred;

(b)The Distribution Date for the Participant’s Account (subject to the provisions of the DCP); and

(c)The form of payment for the Participant’s Account.

6.2Equity Compensation Deferrals. A Participant may elect to defer receipt of up to 100% of the Participant’s Equity Compensation for any Plan Year by making a Deferral Election in accordance with this Section 6. Equity Compensation Deferrals shall be credited to the Participant’s Account as of the date the deferred Equity Compensation otherwise would have been settled. In the event a Participant elects to defer receipt of the Participant’s Equity Compensation, such election must provide for the deferral of Equity Compensation for a minimum of three (3) years and may provide for the deferral of Equity Compensation for a maximum of five (5) years.

7.Accounts and Investment Options.

7.1Establishment of Accounts. The Company shall establish and maintain an Account for each Participant. The Company may establish more than one Account on behalf of any Participant as deemed necessary by the Committee for administrative purposes.

7.2Crediting of Account. The Committee will credit to the Participant’s Account a number of Restricted Stock Units equal to the number of shares of Stock otherwise deliverable to the Participant in respect of the deferred Equity Compensation absent such Participant’s Deferral Election.  The number of Restricted Stock Units credited to a Participant’s Account are subject to adjustment in accordance with Section 7.6 of the Plan.

7.3Dividend Equivalents. As of the date of payment of any cash dividend on shares of Stock (if any), the Committee will credit to the stock account a number of shares of Stock equal to the cash dividend per share times the number of shares credited to the stock account as of the dividend record date divided by the Fair Market Value of the Stock.  As of the date of payment of any stock dividend on Stock, the Committee will credit to the Account a number of Restricted Stock Units equal to the stock dividend declared times the number of Restricted Stock Units credited to the Account as of the dividend record date.

7.4Nature of Accounts. The Account is maintained for bookkeeping purposes only.  Restricted Stock Units credited to the Account are not considered actual shares of

Stock of the Company for any purpose and a Participant will have no rights as a stockholder with respect to the same.  Shares will include fractional Restricted Stock Units computed to three decimal places.

8.Vesting.  Participants shall be fully vested at all times in their Equity Compensation deferrals and any Dividend equivalents made with respect thereto.

9.Payment of Participant Accounts.

9.1In General. Payment of a Participant’s Account shall be made on the earliest to occur of the following events (each a “Payment Event”):

(a)The Distribution Date specified in the Participant’s Deferral Election; provided that, the Participant must select from among the available Distribution Date(s) designated by the Committee and set forth in the Election Notice;

(b)The Participant’s Separation from Service;

(c)The Participant’s death;

(d)The Participant’s Disability; and

(e)The occurrence of a Change in Control.

9.2Timing of Payments. Except as otherwise provided in this Section 9, payments shall be made or commence within 10 business days following a Payment Event.

9.3Form of Payment. Each Participant shall specify in his or her Election Notice the form of payment for amounts in his or her Account that are covered by the election. In the absence of a valid election with respect to form of payment, amounts will be paid in a single lump sum.

9.4Medium of Payment. Each Participant shall specify in his or her Election Notice the medium of payment for amounts in his or her Account that are covered by the election from the following two alternatives:

(a)in shares of Stock; or

(b)in the following two components (i) an amount in cash equal to the Fair Market Value of the Restricted Stock Unit subject to the applicable Deferral Election at the time of the Payment Event multiplied by the then-effective highest marginal federal and state income tax rate applicable to the Participant, and (ii) a number of shares of Stock equal to the remaining number of Restricted Stock Units subject to the applicable Deferral Election after payment of subsection (i) above; provided any fractional shares shall be paid in cash based on the Fair Market Value of the shares of Stock at the time of the Payment Event.

In the absence of a valid election with respect to medium of payment, amounts will be paid in shares of Stock.

10.Payments Due to Unforeseeable Emergency.

10.1Request for Payment. If a Participant suffers an Unforeseeable Emergency, he or she may submit a written request to the Committee for payment of his or her Account.

10.2No Payment If Other Relief Available. The Committee will evaluate the Participant’s request for payment due to an Unforeseeable Emergency taking into account the Participant’s circumstances and the requirements of Section 409A of the Code. In no event will payments be made pursuant to this Section 10 to the extent that the Participant’s hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise; or (b) by liquidation of the Participant’s assets, to the extent that liquidation of the Participant’s assets would not itself cause severe financial hardship; or (c) by the cessation of deferrals under the DCP.

10.3Limitation on Payment Amount. The amount of any payment made on account of an Unforeseeable Emergency shall not exceed the amount reasonably necessary to satisfy the Participant’s financial need, including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the payment, as determined by the Committee.

10.4Timing of Payment. Payments shall be made from a Participant’s Account as soon as practicable and in any event within 10 business days following the Committee’s determination that an Unforeseeable Emergency has occurred and authorization of payment from the Participant’s Account.

11.Acceleration Events.

11.1Permissible Acceleration Events. Notwithstanding anything in the DCP to the contrary but only to the extent consistent with Section 409A, the Committee, in its sole discretion, may accelerate payment of all or a portion of a Participant’s Account upon the occurrence of any of the events (“Acceleration Events”) set forth in this Section 11. The Committee’s determination of whether payment may be accelerated in accordance with this Section 11 shall be made in accordance with Treas. Reg. Section 1.409A-3(j)(4).

(a)Domestic Relations Orders. The Committee may accelerate payment of a Participant’s Account to the extent necessary to comply with a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b)Limited Cashouts. The Committee may accelerate payment of a Participant’s Account to the extent that (i) the aggregate amount in the Participant’s Account does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, (ii) the payment results in the termination of the Participant’s entire interest in the DCP and any plans that are aggregated with the DCP pursuant to Treas. Reg. Section 1.409A-1(c)(2), and (iii) the Committee’s decision to cash out the Participant’s Account is evidenced in writing no later than the date of payment.

(c)Payment Upon Income Inclusion. The Committee may accelerate payment of all or a portion of a Participant’s Account to the extent that the DCP fails to meet the requirements of Section 409A of the Code; provided that, the amount accelerated shall not exceed the amount required to be included in income as a result of the failure to comply with Section 409A of the Code.

(d)Termination of the DCP. The Committee may accelerate payment of all or a portion of a Participant’s Account upon termination of the DCP in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).

(e)Certain Offsets. The Committee may accelerate payment of all or a portion of the Participant’s Account to satisfy a debt of the Participant to the Company incurred in the ordinary course of the service relationship between the Company and the Participant; provided, however, the amount accelerated shall not exceed $5,000 and the payment shall be made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(f)Bona Fide Disputes as to Right to Payment. The Committee may accelerate payment of all or a portion of a Participant’s Account where the payment is part of a settlement between the Company and the Participant of an arm’s length, bona fide dispute as to the Participant’s right to the deferred amount.

12.Amendment and Termination.

12.1The Board may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the DCP or any portion thereof; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to or accrued in his or her Account and provided, further, that, no payment of benefits shall occur upon termination of the DCP unless the requirements of Section 409A of the Code have been met.

13.Miscellaneous.

13.1No Service Rights. Nothing in the DCP or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or interfere in any way with the right of the Company to terminate the Participant’s service at any time with or without notice and with or without cause.

13.2Governing Law. The DCP shall be administered, construed and governed in all respects under and by the laws of the state of Texas, without reference to the principles of conflicts of law (except and to the extent superseded by applicable Federal law).

13.3Section 409A of the Code. The Company intends that the DCP comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the DCP complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code.

13.4General Assets/Trust. All amounts provided under the DCP shall be paid from the general assets of the Company and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Company may, but need not, establish a rabbi trust to assist it in funding any DCP obligations.

13.5No Warranties. Neither the Company nor the Committee warrants or represents that the value of any Participant’s Account will increase. Each Participant assumes the risk in connection with the deemed investment of his or her Account.

13.6Beneficiary Designation. Each Participant under the DCP may from time to time name any beneficiary or beneficiaries to receive the Participant’s interest in the DCP in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a beneficiary, then the Participant’s designated beneficiary shall be deemed to be the Participant’s estate.

13.7No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 13.6).

13.8Expenses. The costs of administering the DCP shall be paid by the Company.

13.9Severability. If any provision of the DCP is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected.

13.10Headings and Subheadings. Headings and subheadings in the DCP are for convenience only and are not to be considered in the construction of the provisions hereof.

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IN WITNESS WHEREOF, ULTRA PETROLEUM CORP. has adopted this DCP as of the Effective Date written above.

ULTRA PETROLEUM CORP.
By: _______________________________ Name: Title:

EXHIBIT “A”

TO

ULTRA PETROLEUM CORP.

DIRECTORS DEFERRED COMPENSATION PLAN

FORM OF ELECTION NOTICE

This Election Notice must be completed and returned to [________________] at Ultra Petroleum Corp. (the “Company”) by no later than December 31, [______] (the “Election Deadline”); provided, that, if you are a newly Eligible Director, as determined by the Committee, the Election Deadline is the 30th day after the later of the Effective Date of the DCP and the date you become an Eligible Director. Your election becomes irrevocable as of the Election Deadline.

Pursuant to the terms of the Ultra Petroleum Nonqualified Deferred Compensation Plan (the “DCP”), I hereby elect to defer certain of my compensation for the [______] Plan Year in accordance with this election. Capitalized terms used but not defined herein have the meanings set forth in the DCP.

Equity Compensation Deferral Election

Pursuant to Section 6 of the DCP, I hereby elect to defer (select either a percentage or number of shares of Restricted Stock Units):

_____ percent (_____%) of; or _____ shares of Restricted Stock Units deliverable pursuant to my Equity Compensation, if any, for the [_____] Plan Year in accordance with this election.

Distribution Date Election

I hereby elect the following Distribution Date with respect to deferrals made hereunder: January 2, [______].

AMOUNTS DEFERRED HEREUNDER MUST BE DEFERRED A MINIMUM OF 3 YEARS (BUT NO MORE THAN 5 YEARS) AFTER THE YEAR IN WHICH THE EQUITY COMPENSATION IS MADE AND THE DISTRIBUTION DATE SHALL BE ON JANUARY 2 OF THE APPLICABLE YEAR:  FOR EXAMPLE, AWARDS ISSUED IN 2018 MUST BE

DEFERRED UNTIL JANUARY 2, 2021, OR SUCH LATER DISTRIBUTION DATE AS THE DIRECTOR MAY SO CHOOSE, BUT NO LATER THAN JANUARY 2, 2023.

Other Payment Events

Notwithstanding the above Distribution Date election, if any of the following Payment Events occurs prior to the Distribution Date, payment shall be made in accordance with Section 9 of the DCP:

•	Your Separation from Service.
•	Your death.
•	Your Disability.
•	A Change in Control.

Form of Payment

I understand that my account will be paid in one (1) lump sum payment with respect to amounts deferred hereunder.

Medium of Payment

I hereby elect to receive my payment with respect to amounts deferred hereunder in one of the following two alternatives (check one):

________ When due, the payment shall be made wholly in shares of Stock.

________ When due, the payment shall be made in two forms: (i) an amount in cash equal to the Fair Market Value of the Restricted Stock Units subject to this deferral election at the time of the Payment Event multiplied by the then-effective highest marginal federal and state income tax rate applicable to me and (ii) a number of shares of Stock equal to the remaining number of Restricted Stock Units subject to this deferral election after payment of subsection (i) above.

Section 409A of the Code

I understand that the DCP is intended to comply with Section 409A of the Code and that it will be interpreted accordingly. However, I also understand that the Company will have no liability with respect to any failure to comply with Section 409A of the Code.

Subsequent Plan Years

I understand that this Deferral Election applies only with respect to compensation earned for services performed during the [______] Plan Year. I hereby acknowledge that if I wish to defer any of my compensation with respect to future Plan Years, I will need to make a new

Deferral Election by completing another Election Notice and submitting it to the Committee on or before the Election Deadline for such Plan Year.

Acknowledgement

By executing this Election Notice I acknowledge that:

•	I have read and understand the terms of the DCP and agree to all of its terms and conditions.
•	I understand that any amounts I defer hereunder are unfunded and unsecured and subject to the claims of the Company’s creditors in the event of the Company’s insolvency.
•	I have consulted with my own tax advisor regarding the tax consequences of participating in the DCP and making this election.

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I hereby make this election as of this ____ day of ________________, ______.

________________________________ Participant’s Signature
________________________________ Print Participant’s Name
________________________________
Copy received this _____ day of ____________, ______.
__________________________________ [Committee Member]

Exhibit 10.38